EXHIBIT 23

                       CONSENT OF HANNIS T. BOURGEOIS, LLP
                    INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS






We consent to the use of our Report of Independent Registered Public Accounting Firm dated January 24, 2006 on the consolidated financial statements of Britton & Koontz Capital Corporation and Subsidiaries for the years ended December 31, 2005, 2004 and 2003, to be included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission.


/s/ Hannis T. Bourgeois, LLP
-----------------------------
Hannis T. Bourgeois, LLP
Baton Rouge, Louisiana
February 24, 2006